Exhibit 99.1

autodesk

Press Release

Investors:	Sue Pirri, sue.pirri@autodesk.com, 415-507-6467 Marlene Peterson, marlene.peterson@autodesk.com, 415-507-6732

Media:	Shannon Hart, shannon.hart@autodesk.com, 415-507-6241 Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

AUTODESK THIRD QUARTER REVENUE INCREASES 24 PERCENT

EPS of $0.20 per Share Exceeds Analysts’ Expectations

SAN RAFAEL, Calif., Nov. 20, 2003—Autodesk, Inc. (NASDAQ: ADSK), the world’s leading design software and digital content company, today announced that revenue for its fiscal third quarter ended October 31, 2003 totaled $234 million, a 10 percent sequential increase, compared to $212 million reported in the second quarter of fiscal 2004. Compared to the same quarter in the prior year, revenues increased 24 percent, from $189 million.

Third quarter net income was $22.6 million or $0.20 per diluted share on a GAAP basis. There were no adjustments to GAAP basis accounting in the quarter. Non-GAAP net income in the second quarter of fiscal 2004 was $12.9 million or $0.11 per diluted share, excluding a one-time tax benefit of $19.7 million. GAAP basis net income in the second quarter of fiscal 2004 was $32.6 million or $0.29 per diluted share. Net income was $5.8 million or $0.05 per diluted share, for the third quarter from the previous year, excluding restructuring and other charges totaling $13.3 million. GAAP basis net loss was $3.9 million or $0.03 per diluted share in the third quarter of the prior year.

A reconciliation of the above non-GAAP net income and EPS amounts to the corresponding GAAP net income and EPS amounts is provided at the end of this press release.

“Contrary to our normal seasonal slowdown in the third quarter, Autodesk increased revenues 10 percent and operating profitability by 100 percent sequentially,” said Carol Bartz, Autodesk chairman and CEO. “Each of our lines of business turned in a strong performance. Today’s results clearly demonstrate that our strategies are working, our products are being well received, and most importantly, our customers are satisfied.”

Autodesk’s solid performance was driven by another quarter of strong acceptance of the AutoCAD 2004 family of products, the continued success of its subscription program, and the company’s commitment to improving profitability. As a result, Autodesk achieved record third quarter revenue.

The AutoCAD 2004 family of products continued to be well accepted during the quarter. As the products gained traction in the market, total AutoCAD-based upgrade revenue increased 50 percent to $44 million, and new seats of AutoCAD-based products were 48,600, a 46 percent sequential increase. Additionally, record numbers of customers migrated to the company’s high end vertical-specific products, illustrating that customers are looking to Autodesk for a complete set of solutions.

During the quarter, Autodesk launched three key enhancements to its subscription program, demonstrating the company’s commitment to its customers—Web support direct from Autodesk, e-learning and multi-year contracts. These features address three of the most common requests from customers. The success of the subscription program will be a key factor in improving the predictability and the profitability of the business model in the future. Subscription revenue was 14 percent of total revenue for the Design Solutions Group. Deferred subscription revenue grew to $66 million.

The company continued to deliver on its commitment to improve profitability. Despite an increase in operating expenses directly related to improved performance, the company’s operating margins improved substantially, increasing 5 percentage points sequentially to 12 percent.

“We had a terrific performance during the quarter and expect to maintain this momentum,” said Bartz. “Continuing improvements to the depth and breadth of our product line, including the new version of Inventor 8, and a full set of products that will release throughout fiscal 2005, will provide increasing momentum in the market. With this strong product position and our firm focus on improving profitability, we have never felt more confident heading into the final quarter of a fiscal year.”

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Business Outlook

The following statements are forward looking statements, involving risks and uncertainties, and are based on current expectations. Factors that could cause net revenue to differ materially from our expectations include further weakening of the economies where we do business, lack of momentum in upgrade or subscription revenue, and foreign currency fluctuations. Factors that could cause earnings and earnings per share to differ materially from our expectations include failure to achieve anticipated revenue levels, the inability to quickly adjust our cost structure to current revenue levels, interest rates, share count and unanticipated costs.

Q4 Fiscal 2004

Net revenues for the fourth quarter of fiscal 2004 are expected to be in the range of $245 million to $255 million. Earnings per diluted share for the fourth quarter of fiscal year 2004 are expected to be in the range of $0.27 to $0.32.

Q1 Fiscal 2005

Net revenues for the first quarter of fiscal 2005 are expected to be in the range of $215 million to $225 million. Earnings per diluted share for the first quarter of fiscal year 2005 are expected to be in the range of $0.08 to $0.13.

Full Year Fiscal 2005

For 2005, annual revenue is expected to be in the range of $940 million to $975 million with EPS in the range of $0.90 to $1.10. Fourth quarter fiscal 2005 operating margins are expected to be in the mid-20 percent range. This positions the company to achieve its target 18 to 20 percent operating margins for subsequent annual periods.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. In addition to the factors discussed above, factors that could cause actual results to differ materially include the following: general market and business conditions, failure to achieve anticipated levels of customer acceptance of key new applications, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve anticipated cost reductions, delays in the release of new products and services, failure to achieve continued success in technology advancements,

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changes in accounting rules, failure to successfully integrate new or acquired businesses, financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, and failure to grow lifecycle management or collaboration products.

Further information on potential factors that could affect the financial results of Autodesk are included in the company’s report on Form 10-K, for the year ended January 31, 2003, and form 10-Q for the quarter ended July 31, 2003, which are on file with the Securities and Exchange Commission.

Autodesk will host a conference call at 312-470-0197 (password: Autodesk) today and an audio webcast on the third quarter results beginning at 5:00 p.m. Eastern Time at www.Autodesk.com/investor. A replay of this webcast will be maintained on our website for at least twelve months.

About Autodesk

Autodesk is the world’s leading design software and digital content company, offering customers progressive business solutions through powerful technology products and services. Autodesk helps customers in the building, manufacturing, infrastructure, digital media, and wireless data services fields increase the value of their digital design data and improve efficiencies across their entire project lifecycle management processes. For more information, contact any Authorized Autodesk Reseller, call Autodesk at 800-964-6432, or visit www.autodesk.com. Discreet® product information is available at 800-869-3504 or via the Web at www.discreet.com.

# # #

Autodesk, AutoCAD, Autodesk Inventor, Discreet and the Autodesk logo are registered trademarks, of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

©Copyright 2003 Autodesk, Inc. All rights reserved.

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Autodesk, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Net revenues	$233,862	$188,701	$656,333	$629,429

Costs and expenses:
Cost of revenues	35,364	31,835	107,211	106,737
Marketing and sales	89,860	82,129	259,001	251,247
Research and development	48,562	41,179	141,708	133,028
General and administrative	32,136	28,091	99,924	95,845
Amortization of purchased intangibles	—	26	—	273
Restructuring and other	—	13,286	—	18,563

	205,922	196,546	607,844	605,693

Income (loss) from operations	27,940	(7,845)	48,489	23,736
Interest and other income, net	1,805	2,489	8,147	11,183

Income (loss) before income taxes	29,745	(5,356)	56,636	34,919
Income tax (provision) benefit	(7,139)	1,446	6,081	(9,428)

Net income (loss)	$22,606	$(3,910)	$62,717	$25,491

Basic net income (loss) per share	$0.20	$(0.03)	$0.56	$0.23

Diluted net income (loss) per share	$0.20	$(0.03)	$0.55	$0.22

Shares used in computing basic net income (loss) per share	111,220	112,809	111,497	113,161

Shares used in computing diluted net income (loss) per share	114,166	112,809	113,660	114,950

Autodesk, Inc.

Pro Forma Consolidated Statements of Income

(See pro forma adjustments listed in the tables below)

(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Net revenues	$233,862	$188,701	$656,333	$629,429

Costs and expenses:
Cost of revenues	35,364	31,835	107,211	106,737
Marketing and sales	89,860	82,129	259,001	251,247
Research and development	48,562	41,179	141,708	133,028
General and administrative	32,136	28,091	99,924	95,845

	205,922	183,234	607,844	586,857

Income from operations	27,940	5,467	48,489	42,572
Interest and other income, net	1,805	2,489	8,147	11,183

Income before income taxes	29,745	7,956	56,636	53,755
Provision for income taxes	(7,139)	(2,148)	(13,593)	(14,514)

Pro forma net income	$22,606	$5,808	$43,043	$39,241

Basic pro forma net income per share	$0.20	$0.05	$0.39	$0.35

Diluted pro forma net income per share	$0.20	$0.05	$0.38	$0.34

Shares used in computing basic pro forma net income per share	111,220	112,809	111,497	113,161

Shares used in computing diluted pro forma net income per share	114,166	112,809	113,660	114,950

A reconciliation between operating expenses on a GAAP basis and pro forma operating expenses is as follows:
GAAP operating expenses	$205,922	$196,546	$607,844	$605,693
Amortization of purchased intangibles	—	(26)	—	(273)
Restructuring and other	—	(13,286)	—	(18,563)

Pro forma operating expenses	$205,922	$183,234	$607,844	$586,857

A reconciliation between income (loss) from operations on a GAAP basis and pro forma income from operations is as follows:
GAAP income (loss) from operations	$27,940	$(7,845)	$48,489	$23,736
Amortization of purchased intangibles	—	26	—	273
Restructuring and other	—	13,286	—	18,563

Pro forma income from operations	$27,940	$5,467	$48,489	$42,572

A reconciliation between provision for income taxes on a GAAP basis and pro forma provision for income taxes is as follows:
GAAP (provision) benefit for income taxes	$(7,139)	$1,446	$6,081	$(9,428)
Non-recurring tax benefit	—	—	(19,674)	—
Income tax effect of pro forma adjustments	—	(3,594)	—	(5,086)

Pro forma provision for income taxes	$(7,139)	$(2,148)	$(13,593)	$(14,514)

A reconciliation between net income (loss) on a GAAP basis and pro forma net income is as follows:
GAAP net income (loss)	$22,606	$(3,910)	$62,717	$25,491
Amortization of purchased intangibles	—	26	—	273
Restructuring and other	—	13,286	—	18,563
Non-recurring tax benefit	—	—	(19,674)	—
Income tax effect of pro forma adjustments	—	(3,594)	—	(5,086)

Pro forma net income	$22,606	$5,808	$43,043	$39,241

A reconciliation between diluted net income (loss) per share on a GAAP basis and diluted pro forma net income per share is as follows:
GAAP diluted net income per share	$0.20	$(0.03)	$0.55	$0.22
Amortization of purchased intangibles	—	—	—	—
Restructuring and other	—	0.11	—	0.16
Non-recurring tax benefit	—	—	(0.17)	—
Income tax effect of pro forma adjustments	—	(0.03)	—	(0.04)

Pro forma diluted net income per share	$0.20	$0.05	$0.38	$0.34

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Autodesk, Inc.

Pro Forma Consolidated Statements of Income

(See pro forma adjustments listed in the tables below)

(In thousands, except per share data)

	Three Months Ended
	October 31, 2003	July 31, 2003
	(Unaudited)
Net revenues	$233,862	$211,705

Costs and expenses:
Cost of revenues	35,364	34,896
Marketing and sales	89,860	83,604
Research and development	48,562	45,754
General and administrative	32,136	33,510

	205,922	197,764

Income from operations	27,940	13,941
Interest and other income, net	1,805	3,070

Income before income taxes	29,745	17,011
Provision for income taxes	(7,139)	(4,083)

Pro forma net income	$22,606	$12,928

Basic pro forma net income per share	$0.20	$0.12

Diluted pro forma net income per share	$0.20	$0.11

Shares used in computing basic pro forma net income per share	111,220	111,480

Shares used in computing diluted pro forma net income per share	114,166	113,460

A reconciliation between provision for income taxes on a GAAP basis and pro forma provision for income taxes is as follows:
GAAP (provision) benefit for income taxes	$(7,139)	$15,591
Non-recurring tax benefit	—	(19,674)
Income tax effect of pro forma adjustments	—	—

Pro forma provision for income taxes	$(7,139)	$(4,083)

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$22,606	$32,602
Non-recurring tax benefit	—	(19,674)
Income tax effect of pro forma adjustments	—	—

Pro forma net income	$22,606	$12,928

A reconciliation between diluted net income per share on a GAAP basis and diluted pro forma net income per share is as follows:
GAAP diluted net income per share	$0.20	$0.29
Non-recurring tax benefit	—	(0.18)
Income tax effect of pro forma adjustments	—	—

Pro forma diluted net income per share	$0.20	$0.11

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Autodesk, Inc.

Consolidated Balance Sheets

(In thousands)

	October 31, 2003	January 31, 2003
	(Unaudited)	(Audited)
ASSETS:
Current assets:
Cash and cash equivalents	$234,710	$186,377
Marketable securities	66,125	60,643
Accounts receivable, net	131,623	132,803
Inventories	11,773	12,284
Deferred income taxes	28,615	28,923
Income taxes receivable	24,128	—
Prepaid expenses and other current assets	28,201	28,602

Total current assets	525,175	449,632

Marketable securities	152,343	164,029

Computer equipment, software, furniture and leasehold improvements, at cost:
Computer equipment, software and furniture	210,574	210,900
Leasehold improvements	33,714	32,913
Less accumulated depreciation	(174,969)	(167,691)

Net	69,319	76,122

Purchased technologies and capitalized software, net	21,637	30,125
Goodwill, net	160,164	155,945
Other assets	6,190	7,797

	$934,828	$883,650

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$50,816	$45,122
Accrued compensation	65,678	44,869
Accrued income taxes	54,679	39,802
Deferred revenues	107,248	93,241
Other accrued liabilities	56,791	86,994

Total current liabilities	335,212	310,028

Deferred income taxes, net	1,461	1,678
Other liabilities	1,669	2,736

Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	468,900	479,874
Accumulated other comprehensive loss	(7,819)	(11,568)
Deferred compensation	(729)	(2,185)
Retained earnings	136,134	103,087

Total stockholders’ equity	596,486	569,208

	$934,828	$883,650

Autodesk, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	October 31, 2003	October 31, 2002
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$62,717	$25,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,966	36,698
Write-downs of cost method investments	61	1,292
Tax benefits from employee stock plans	—	8,554
Changes in operating assets and liabilities	1,862	(28,849)

Net cash provided by operating activities	100,606	43,186

Investing Activities
Net sales or maturities of marketable securities	4,927	115,291
Capital and other expenditures	(18,716)	(28,806)
Acquisitions, net of cash acquired	(5,150)	(143,531)
Other investing activities	(51)	(2,073)

Net cash used in investing activities	(18,990)	(59,119)

Financing activities
Repayment of notes payable and borrowings	—	(210)
Repurchase of common stock	(81,062)	(45,399)
Proceeds from issuance of common stock	50,798	71,283
Dividends paid	(10,076)	(10,223)

Net cash (used in) provided by financing activities	(40,340)	15,451

Effect of exchange rate changes on cash and cash equivalents	7,057	7,235

Net increase in cash and cash equivalents	48,333	6,753
Cash and cash equivalents at beginning of year	186,377	157,687

Cash and cash equivalents at end of period	$234,710	$164,440

Supplemental cash flow information:
Net cash paid during the period for income taxes	$2,058	$23,307

AUTODESK®

Fiscal Year 2004	QTR 1	QTR 2	QTR 3	QTR 4	YTD2004
Financial Statistics (in millions):
Net Revenues	$210.8	$211.7	$233.9		$656.4
Gross Margin	82%	84%	85%		83%

GAAP Operating Expenses	$167.2	$162.9	$170.5		$500.6
GAAP Operating Margin	3%	7%	12%		7%
GAAP Net Income	$7.5	$32.6	$22.6		$62.7
GAAP Earnings Per Share (diluted)	$0.07	$0.29	$0.20		$0.55

Pro Forma Operating Expenses (1)	$167.2	$162.9	$170.5		$500.6
Pro Forma Operating Margin (1)	3%	7%	12%		7%
Pro Forma Net Income (1) (2)	$7.5	$12.9	$22.6		$43.0
Pro Forma Earnings Per Share (diluted) (1) (3)	$0.07	$0.11	$0.20		$0.38

Total Cash and Marketable Securities	$401.8	$411.9	$453.2		$453.2
Days Sales Outstanding	58	59	51		51
Capital Expenditures	$4.1	$9.8	4.8		$18.7
Cash from Operations	$17.3	$30.3	53.0		$100.6
GAAP Depreciation and Amortization	$12.3	$11.8	11.8		$35.9

Revenue by Geography (in millions):
Americas	$92.1	$84.8	$104.9		$281.8
Europe	$68.1	$79.1	$77.6		$224.8
Asia/Pacific	$50.6	$47.8	$51.3		$149.7

Revenue by Division (in millions):
Design Solutions Group	$172.6	$180.9	$200.4		$553.9
Manufacturing Solutions Division	$30.1	$29.1	$33.3		$92.5
Infrastructure Solutions Division (formerly GIS)	$22.7	$25.5	$28.9		$77.1
Building Solutions Group	$15.9	$16.3	$20.8		$53.0
Platform Technology Group & Other	$103.9	$110.0	$117.4		$331.3

Discreet	$38.2	$30.8	$33.5		$102.5

Operating Income (Loss) by Segment
Design Solutions	$54.4	$61.3	$80.3		$196.0
Discreet	$0.7	$(1.6)	$(1.1)		$(2.0)
Unallocated amounts	$(48.5)	$(45.8)	$(51.3)		$(145.6)

AutoCAD Statistics:
New Units of AutoCAD-based Products	48,500	33,400	48,600		130,500
Upgrade Revenue of AutoCAD-based Products	$16.6	$29.1	$43.7		$89.4
(in millions)
Installed Base	3,271,800	3,305,200	3,353,800		3,353,800

Headcount:
Headcount	3,551	3,564	3,537		3,537

Common Stock Statistics:
Stock Outstanding
(Pro Forma EPS Calculation-diluted)	113,446,000	113,460,000	114,166,000		113,660,000
Stock Repurchased	2,001,000	1,000,100	1,999,300		5,000,400

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

(2) GAAP Net Income	$7.5	$32.6	$22.6	$62.7
Non-recurring tax benefit	$—	$(19.7)	$—	$(19.7)

Pro Forma Net Income	$7.5	$12.9	$22.6	$43.0

(3) GAAP Earnings Per Share (diluted)	$0.07	$0.29	$0.20	$0.55
Non-recurring tax benefit	$—	$(0.18)	$—	$(0.17)

Pro Forma Earnings Per Share (diluted)	$0.07	$0.11	$0.20	$0.38